Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-166703) pertaining to the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust of Marriott International, Inc. of our report dated June 18, 2012, with respect to the financial statements and schedule of the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

Washington, DC June 18, 2012	/s/ Thompson, Cobb, Bazilio and Associates